Exhibit 99.1

Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdell.com

FOR IMMEDIATE RELEASE
Thursday, May 6, 2010

COGDELL SPENCER INC. REPORTS
FIRST QUARTER 2010 FINANCIAL RESULTS

•	Funds from Operations Modified (FFOM) for first quarter 2010 was $11.1 million, a 38.3% increase from first quarter 2009 FFOM of $8.1 million, excluding after-tax intangible asset impairment charge.

•	FFOM per share and operating partnership unit for first quarter 2010 was $0.22.

•	Net income attributable to Cogdell Spencer Inc. for first quarter 2010 was $3.3 million, or $0.08 per share.

•	As of March 31, 2010, the Company had $18.5 million of unrestricted cash and $61.7 million available under its secured revolving credit facility for a total liquidity of $80.2 million.

Charlotte, N.C. (May 6, 2010) – Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings, including medical offices and ambulatory surgery and diagnostic centers, and provides strategic planning and design and construction services for the medical profession, announces financial results for the quarter ended March 31, 2010.

First Quarter 2010 Results

For the first quarter of 2010, Cogdell Spencer Inc. reports FFOM of $11.1 million, or $0.22 per share and operating partnership unit.  During the same period in 2009, FFOM, excluding the after-tax intangible asset impairment charge, was $8.1 million, or $0.30 per share and operating partnership unit.  FFOM adds back to traditionally defined Funds from Operations (FFO) non-cash amortization of non-real estate related intangible assets associated with purchase accounting.

FFO for the first quarter of 2010 was $10.8 million, or $0.21 per share and operating partnership unit.  During the same period in 2009, FFO, excluding the after-tax intangible asset impairment charge, was $6.5 million, or $0.24 per share and operating partnership unit.

Net income attributable to Cogdell Spencer Inc. for the first quarter of 2010 was $3.3 million, or $0.08 per share.  During the same period in 2009, net income (loss), excluding the after-tax intangible impairment charge, was ($0.4 million), or ($0.02) per share.

A reconciliation of net income (loss) to FFOM and FFO for the three months ended March 31, 2010 and 2009 is set forth as an attachment to this press release.

As of March 31, 2010, the Company’s portfolio consisted of 112 properties totaling approximately 5.8 million square feet.  The Company’s portfolio was comprised of the following as of March 31, 2010:
•	62 consolidated wholly-owned and joint venture properties, comprising a total of approximately 3.4 million net rentable square feet and an overall leased percentage of 90.6%,
•	One wholly-owned property in lease-up totaling approximately 0.1 million net rentable square feet and was 75% leased,
•	One wholly-owned property held for sale totaling 38,703 net rentable square feet,
•	Three unconsolidated joint venture properties comprising a total of approximately 0.2 million net rentable square feet and,
•	45 properties managed for third party clients comprising a total of approximately 2.1 million net rentable square feet.

Capital Transactions

In April 2010, the Company refinanced the Mulberry Medical Park (Charlotte, North Carolina) mortgage note payable.  The principal balance was unchanged at $0.9 million.  The mortgage note payable matures in September 2011, has a fixed interest rate of 6.25%, and requires monthly principal and interest payments based on approximately a 10-year amortization.

Build to Suit

In February 2010, the Company completed the Medical Center Physicians Tower in Jackson, Tennessee.  The 106,772 square foot medical office building and ambulatory surgery center is the Company’s first project with West Tennessee Healthcare, Inc. and is located on the campus of Jackson Madison County General Hospital. The five-story facility is 75% leased and wholly-owned by the Company.  The facility is attached to a newly built eight level parking deck owned by West Tennessee Healthcare, Inc. and for which the Company provided construction management services.  Both the facility and the parking deck are connected to a pedestrian walkway that ties directly to the hospital.

Dividend

On March 18, 2010, the Company announced that its Board of Directors had declared a quarterly dividend of $0.10 per share and operating partnership unit that was paid in cash on April 21, 2010 to holders of record on March 26, 2010.  The dividend covered the Company’s first quarter of 2010.

Outlook

The Company’s management team expects that FFOM per share and operating partnership unit for the year ending December 31, 2010, will be between $0.42 and $0.50, excluding a non-recurring retirement compensation expense that will be recorded during the second quarter of 2010.  On May 3, 2010, the Company announced the retirement of its Chief Executive Officer, Frank Spencer, and expects to record an after-tax compensation expense of approximately $2.6 million, or $0.05 per share and operating partnership unit, related to the retirement benefits granted to Mr. Spencer.  A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2010 is set forth below:

	Guidance Range for the
	Year Ending December 31, 2010
	Low		High
(In thousands, except per share and operating partnership unit data)
Net loss	$(7,600)	- -	$(3,600)
Plus real estate related depreciation and amortization	27,000	- -	27,000
Less noncontrolling interests in real estate partnerships, before real estate
related depreciation and amortization	(2,000)	- -	(2,000)
Funds from Operations (FFO)	17,400	- -	21,400
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	1,500	- -	1,500
Funds from Operations Modified (FFOM)	18,900	- -	22,900
Non-recurring event:
CEO retirement compensation expense, net of income tax benefit	2,600	- -	2,600
FFOM, excluding CEO retirement compensation expense	$21,500	- -	$25,500

FFO per share and unit - diluted	$0.34	- -	$0.42
FFOM per share and unit - diluted	$0.37	- -	$0.45

FFO per share and unit - diluted, excluding CEO retirement compensation expense	$0.39	- -	$0.47
FFOM per share and unit - diluted, excluding CEO retirement compensation expense	$0.42	- -	$0.50

Weighted average shares and units outstanding - basic and diluted	50,700	- -	50,700

Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdell.com.  The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months ended March 31, 2010.  In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies.  FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting.  The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance.  The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results.  The Company believes that FFOM allows securities analysts, investors and other interested parties to evaluate current period results to results prior to the MEA Holdings, Inc. transaction.  FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income (loss).  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.  The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization.  Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.  A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.

Conference Call

Cogdell Spencer Inc. invites you to attend the First Quarter 2010 Conference Call on Friday, May 7, 2010 at 10:00 a.m. (Eastern Daylight Time).  The number to call for this teleconference is (800) 860-2442 (domestic) or (412) 858-4600 (international), and no passcode is required.  In addition, the conference call can be accessed via the Internet at www.cogdell.com through the "Q1 2010 Cogdell Spencer Earnings Conference Call" link on the Investor Relations page.

A playback will be available until May 18, 2010 at 9:00 a.m. EDT.  To access the playback, please dial (877) 344-7529 (domestic) or (412) 317-0088 (international) and enter the passcode: 439351.  The replay can also be accessed via the Internet at www.cogdell.com through the "Q1 2010 Cogdell Spencer Earnings Conference Call" link on the Investor Relations page.

About Cogdell Spencer Inc.

Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices and ambulatory surgery and diagnostic centers.  The Company focuses on the ownership, delivery, acquisition, and management of strategically located medical office buildings and other healthcare related facilities in the United States of America.  The Company has been built around understanding and addressing the full range of specialized real estate needs of the healthcare industry.  Learn more about Cogdell Spencer Inc. and its subsidiaries at www.cogdell.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our business strategy; our ability to comply with financial covenants in our debt instruments; our access to capital; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; our ability to renew our ground leases; legislative and regulatory changes (including changes to laws governing the taxation of REITs and individuals); increases in costs of borrowing as a result of changes in interest rates and other factors; our ability to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations; changes in the reimbursement available to our tenants by government or private payors; our tenants' ability to make rent payments; defaults by tenants and customers; customers’ access to financing; delays in project starts and cancellations by customers; the timing of capital expenditures by healthcare systems and providers; market trends; and projected capital expenditures.

For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	March 31, 2010	December 31, 2009
Assets
Real estate properties:
Operating real estate properties	$582,050	$561,124
Less: Accumulated depreciation	(99,544)	(93,247)
Total operating real estate properties, net	482,506	467,877
Construction in progress	29,401	43,338
Total real estate properties, net	511,907	511,215
Cash and cash equivalents	18,544	25,914
Restricted cash	3,215	3,060
Tenant and accounts receivable, net	11,502	12,993
Goodwill	108,683	108,683
Trade names and trademarks	41,240	41,240
Intangible assets, net	20,185	21,742
Other assets	24,724	25,599
Other assets - held for sale	2,243	2,217
Total assets	$742,243	$752,663

Liabilities and Equity
Mortgage notes payable	$286,295	$280,892
Revolving credit facility	80,000	80,000
Term loan	50,000	50,000
Accounts payable	9,838	15,293
Billings in excess of costs and estimated earnings on uncompleted contracts	5,353	13,189
Deferred income taxes	15,688	15,993
Other liabilities	47,879	47,312
Other liabilities - held for sale	2,206	2,204
Total liabilities	497,259	504,883
Commitments and contingencies
Equity:
Cogdell Spencer Inc. stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.01 par value, 200,000 shares authorized, 42,793 and 42,729 shares
issued and outstanding in 2010 and 2009, respectively	428	427
Additional paid-in capital	370,951	370,593
Accumulated other comprehensive loss	(2,868)	(1,861)
Accumulated deficit	(165,314)	(164,321)
Total Cogdell Spencer Inc. stockholders' equity	203,197	204,838
Noncontrolling interests:
Real estate partnerships	4,437	5,220
Operating partnership	37,350	37,722
Total noncontrolling interests	41,787	42,942
Total equity	244,984	247,780
Total liabilities and equity	$742,243	$752,663

Cogdell Spencer Inc.

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	March 31, 2010	March 31, 2009
Revenues:
Rental revenue	$21,245	$19,577
Design-Build contract revenue and other sales	35,436	46,390
Property management and other fees	818	850
Development management and other income	103	2,799
Total revenues	57,602	69,616

Expenses:
Property operating and management	8,198	7,865
Design-Build contracts and development management	24,619	40,165
Selling, general, and administrative	5,820	6,667
Depreciation and amortization	8,085	10,076
Impairment charges	-	120,920
Total expenses	46,722	185,693
Income (loss) from operations before other income (expense)	10,880	(116,077)

Other income (expense):
Interest and other income	160	155
Interest expense	(5,089)	(5,991)
Interest rate derivative expense	(15)	-
Equity in earnings of unconsolidated partnerships	3	6
Total other income (expense)	(4,941)	(5,830)

Income (loss) from continuing operations before income tax benefit (expense)	5,939	(121,907)
Income tax benefit (expense)	(1,726)	19,626
Net income (loss) from continuing operations	4,213	(102,281)
Loss from discontinued operations	(18)	(43)
Net income (loss)	4,195	(102,324)
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(311)	(92)
Operating partnership	(598)	32,198
Net income (loss) attributable to Cogdell Spencer Inc.	$3,286	$(70,218)

Per share data - basic and diluted:
Income (loss) from continuing operations attributable to Cogdell Spencer Inc.	$0.08	$(3.90)
Loss from discontinued operations attributable to Cogdell Spencer Inc.	(0.00)	(0.00)
Net income (loss) per share attributable to Cogdell Spencer Inc.	$0.08	$(3.90)
Weighted average common shares - basic and diluted	42,768	17,995
Net income (loss) attributable to Cogdell Spencer Inc.:
Income from continuing operations, net of tax	$3,301	$(70,189)
Discontinued operations	(15)	(29)
Net income (loss) attributable to Cogdell Spencer Inc.	$3,286	$(70,218)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

Three months ended March 31, 2010:	Property Operations	Design-Build and Development	Intersegment Eliminations	Unallocated and Other	Total

Revenues:
Rental revenue	$21,268	$-	$(23)	$-	$21,245
Design-Build contract revenue and other sales	-	39,200	(3,764)	-	35,436
Property management and other fees	818	-	-	-	818
Development management and other income	-	886	(783)	-	103
Total revenues	22,086	40,086	(4,570)	-	57,602

Certain operating expenses:
Property operating and management	8,198	-	-	-	8,198
Design-Build contracts and development management	-	28,648	(4,029)	-	24,619
Selling, general, and administrative	-	3,889	(23)	-	3,866
Total certain operating expenses	8,198	32,537	(4,052)	-	36,683
	13,888	7,549	(518)	-	20,919

Interest and other income	146	3	-	11	160
Corporate general and administrative expenses	-	-	-	(1,954)	(1,954)
Interest expense	-	-	-	(5,089)	(5,089)
Interest rate derivative expense	-	-	-	(15)	(15)
Provision for income taxes applicable to funds from operations modified	-	-	-	(1,965)	(1,965)
Non-real estate related depreciation and amortization	-	(219)	-	(60)	(279)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	6	-	-	-	6
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(616)	-	-	-	(616)
Discontinued operations	16	-	-	(34)	(18)
Funds from operations modified (FFOM)	13,440	7,333	(518)	(9,106)	11,149

Amortization of intangibles related to purchase accounting, net of income tax benefit	(42)	(570)	-	239	(373)
Funds from operations (FFO)	13,398	6,763	(518)	(8,867)	10,776

Real estate related depreciation and amortization, including amounts in discontinued operations	(7,197)	-	-	-	(7,197)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	616	-	-	-	616
Net income (loss)	6,817	6,763	(518)	(8,867)	4,195
Net income attributable to the noncontrolling interest in:
Real estate partnerships	(311)	-	-	-	(311)
Operating partnership	-	-	-	(598)	(598)
Net income (loss) attributable to Cogdell Spencer Inc.	$6,506	$6,763	$(518)	$(9,465)	$3,286

Cogdell Spencer Inc.
Reconciliation of Net Income (Loss) to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended
	March 31, 2010	March 31, 2009
Net income (loss)	$4,195	$(102,324)
Add:
Real estate related depreciation and amortization:
Wholly-owned and consolidated properties,
including amounts in discontinued operations	7,194	7,340
Unconsolidated real estate partnerships	3	3
Less:
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(616)	(245)
Funds from Operations (FFO) (1)	10,776	(95,226)
Amortization of intangibles related to purchase accounting, net of income tax benefit	373	1,540
Funds from Operations Modified (FFOM) (1)	$11,149	$(93,686)

FFO per share and unit - basic and diluted	$0.21	$(3.54)
FFOM per share and unit - basic and diluted	$0.22	$(3.49)

Weighted average shares and units outstanding - basic and diluted	50,559	26,869

Non-recurring event -
Intangible asset impairment charges, net of income tax benefit	$-	$101,746

FFO, excluding non-recurring event	$10,776	$6,520
FFOM, excluding non-recurring event	$11,149	$8,060

FFO, excluding non-recurring event, per share and unit - basic and diluted	$0.21	$0.24
FFOM, excluding non-recurring event, per share and unit - basic and diluted	$0.22	$0.30

(1)
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies.  FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting.  The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance.  The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income.  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.  The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization.  Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.

Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdell.com

Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdell.com

Jaime Buell
Investor Relations
Tel: 704.940.2929
jbuell@cogdell.com
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